UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2015

PROPHASE LABS, INC.

(Exact name of Company as specified in its charter)

Delaware	0-21617	23-2577138
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

621 N. Shady Retreat Road Doylestown, PA	18901
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (215) 345-0919

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On November 12, 2015, ProPhase Labs, Inc. (the “Company”) issued a press release announcing its financial results for the three months and nine months ended September 30, 2015. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The information in this Item 2.02 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference therein.

Item 8.01 Other Events.

As previously disclosed on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on August 5, 2015, the Company and Dutchess Opportunity Fund, II, LP, a Delaware limited partnership (“Dutchess”) entered into an Investment Agreement (the “Investment Agreement”) whereby Dutchess committed to purchase, subject to certain restrictions and conditions, up to 3,200,000 shares of the Company’s common stock, $.0005 par value (“Common Stock”) over a period of 36 months.

During the period August 21, 2015 through September 30, 2015, the Company sold an aggregate of 750,000 shares of Common Stock to Dutchess under and pursuant to the Investment Agreement and derived net proceeds of $1.0 million.

As previously disclosed, on May 21, 2015, the Company received a letter from The Nasdaq Stock Market (the “Notice”) notifying the Company that it was not in compliance with the minimum stockholders’ equity requirement for continued listing on the NASDAQ Global Market. NASDAQ Global Market Listing Rule 5450(b)(1)(A) requires listed companies to maintain a minimum of $10,000,000 in stockholders’ equity. As disclosed in the Company’s Form 10-Q, filed on May 13, 2015 with the SEC, the Company’s stockholders’ equity as of March 31, 2015 did not meet this requirement. The Company reported that as of March 31, 2015 its stockholders’ equity was $9,370,000. The Company timely submitted a plan to regain compliance to NASDAQ and NASDAQ, after reviewing the plan with the Company, granted the Company an extension to provide evidence of compliance through November 17, 2015.

As a consequence of the sale to Dutchess and the financial results for the period ended September 30, 2015 as reported in the Company’s Quarterly Report on Form 10-Q as filed with the SEC on November 13, 2015, the Company believes its stockholders’ equity meets the minimum stockholders’ equity requirement for continued listing on the NASDAQ Global Market. The Company calculates that as of September 30, 2015 its stockholders’ equity was $10,037,000.

NASDAQ will continue to monitor the Company’s ongoing compliance with the stockholders’ equity requirement and, if at the time of the Company’s next periodic report the Company does not evidence compliance, the Company may be subject to delisting. In such event, the Company would evaluate various actions to pursue, including a request to transfer to the NASDAQ Capital Market.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.	Description

99.1	Press Release dated November 12, 2015

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Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProPhase Labs, Inc.

By:	/s/ Robert V. Cuddihy, Jr.
Robert V. Cuddihy, Jr.
Chief Operating Officer and
Chief Financial Officer

Date: November 13, 2015

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INDEX TO EXHIBITS

Number	Description

99.1	Press Release issued November 12, 2015

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